Exhibit 99.1

Ethos Environmental, Inc. Announces Completion of Merger with Regeneca International Inc.

San Diego, CA, January 3, 2011(GLOBE NEWSWIRE) – Ethos Environmental, Inc. (“Ethos”) (Pinksheets:ETEV - News) announced today that on December 31, 2010 it completed a merger with Regeneca International, Inc. (“Regeneca™”).  Regeneca is a consumer goods company that focuses on commercializing natural products that are good for the individual and the environment.  Regeneca will distribute its products through infomercials and direct sales channels.

Under the terms of the merger, all of Regeneca’s outstanding shares of common stock shall be converted into a number of shares of Ethos Common Stock that will represent fifty-one percent (51%) of the outstanding shares of Ethos, on a fully diluted basis. At the close, each of the current directors and officers of Ethos resigned and Matthew Nicosia, Adam Vincent Gilmer, Jan Hall, Francis Chen and James C. Short were appointed as the new directors of Ethos (with Francis Chen being the Chairman of the Board).  Matthew Nicosia, Adam Vincent Gilmer, Daniel R. Kerker and Christopher A. Wilson will become the Chief Executive Officer, President, Chief Financial Officer/Treasurer and Secretary, respectively.

The Company intends to adopt and pursue the business strategy and products of Regeneca as its primary business.  Regeneca was formed to create and commercialize products that help to improve consumers’ health and “regenerate their life”.  RegenErect™, the Company’s flagship product, is a male sexual enhancement dietary supplement.  Regeneca’s direct response network marketing sales platform will combine the power of direct response television, web, radio, and print ads with the person-to-person training and retention of network marketing.

Matthew Nicosia, Chief Executive Officer, added the following statement.  “We are very pleased to finalize this merger with Ethos and look forward to creating further shareholder value while improving our lives and our environment.“

 About Ethos Environmental, Inc.

Ethos Environmental, Inc. (Pinksheets:ETEV - News), developed and manufactured award-winning fuel based eco-friendly solutions.  Ethos Environmental will adopt the business strategy and product focus of Regeneca International, Inc.  Regeneca International, Inc. was formed to create and commercialize products that help you improve your health, battle the signs and symptoms of aging and to assist you to "regenerate your life" through our family of phytochemical infused, as well as botanical and organic based, products and our natural male erectile stimulator – RegenErect.  We do this while drawing our products from the earth in an ethical strategy that will emphasize re-growth, reforestation and recycling.  This is our "Whole Earth Whole Body Approach to Health".  More information can be found about Regeneca International Inc. at www.regeneca.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, statements regarding Ethos Environmental, Inc., Regeneca International, Inc. and their plans,  products and related market potential.  Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions.  These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Ethos Environmental, Inc.'s filings with the Securities and Exchange Commission, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.  Ethos and Regeneca undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

Contact:

Ethos Environmental Investor Relations

619-575-6800 extension 777